Exhibit 99.2
Qumu Corporation
Second Quarter 2022
Earnings Conference Call
August 10, 2022

Operator
Welcome to Qumu’s second quarter 2022 conference call. My name is Chris, and I will be your operator this afternoon. Joining us are Qumu’s President and CEO Rose Bentley, CFO Tom Krueger, and Matt Glover from Gateway Investor Relations.
At this time, all participant lines are in listen-only mode. After the speaker presentation, there will be a question-and-answer session. To ask a question during the session, you will need to press *11 on your telephone.
I would now like to turn the call over to Matt Glover. Sir, you may begin.
Matt Glover – Qumu Investor Relations
Thanks, operator, and good afternoon, everyone…
After the market close today, Qumu issued a press release announcing its financial results for the second quarter ended June 30, 2022, a copy of which is available on the Investor Relations section of the company’s website.
During today’s call, management will make certain statements with respect to the Company’s expected financial results, the Company’s go-to-market strategy, and efforts designed to increase the company’s traction and penetration with customers. These statements are forward-looking and involve a number of risks and uncertainties that could cause actual results to differ materially.
Please note these forward-looking statements reflect management’s opinions only as of the date of this call, and the Company undertakes no obligation to publicly update or revise any forward-looking statements -- whether as a result of new information, future events, or otherwise, except as required by law.
Please refer to Qumu’s SEC filings, specifically its Form 10-Q and financial results press release, for a more detailed description of risk factors that may affect the Company’s results.
During the call today, management will discuss adjusted EBITDA, a non-GAAP financial measure. In the Company’s press release and filings with the SEC, both of which are posted on the Company’s website, you will find additional disclosures regarding this non-GAAP measure, including a reconciliation of this measure with its comparable GAAP measure. Non-GAAP financial measures are not intended to be considered in isolation from --- a substitute for --- or superior to GAAP results. The Company encourages you to consider all measures when analyzing its performance.
I would like to remind everyone that this call is being recorded and will be made available for replay via a link available in the investor relations section of Qumu’s website.
Now, I will turn it over to Qumu’s President and CEO Rose Bentley.
Rose?
Rose Bentley – President and CEO
Thank you, Matt and good afternoon, everyone. We appreciate you taking the time to join our second quarter conference call.
To begin, we remain incredibly encouraged by the continued progress we are making in our transformation to SaaS. The strategic investments we’ve made over the last 18 months and our team’s ability to execute against that plan, are driving strong operational and financial results.
As we continue to grow our cloud business, build our partner ecosystem, and further transition to a purely subscription-based model, we expect our performance to improve throughout the balance of 2022 and beyond.
Highlighting our success in the quarter was a 10% increase in both SaaS revenue and SaaS ARR. Our SaaS revenue as a percentage of total recurring revenue in Q2 accounted for 61%, up from 60% in the prior quarter, and 49% in Q2 last year. This is in-line with our goals and has us well on track to achieve our SaaS growth targets for

2022 and 2023. Our cloud transformation initiatives and increased SaaS contributions also helped produce a gross margin of 75.4% during Q2, which we expect to continue as SaaS becomes a greater portion of our overall top line.
Along with our transformation to the cloud being on target, we are progressing and marching toward cash flow break even. We used $4.9 million and $3.7 million of cash for operating activities in Q1 and Q2, respectively. We expect cash used in operating activities to come down significantly in Q3 and Q4, ensuring we have the runway we need to complete our transformation to the cloud.
We have a lot to cover today, so before I go any further into updates from operations, I’ll now turn it over to our CFO Tom Krueger to provide more detail on our Q2 financial performance and key SaaS metrics.
Tom?
Tom Krueger – Chief Financial Officer
Thanks, Rose. It’s a pleasure to be speaking with you today.
Like last quarter, I will expand on a few items not already addressed by Rose or included in our earnings release this afternoon.
The metrics that we use to measure the success of our SaaS transformation continue to move in the right direction and reflect our team’s continued execution of our growth strategy.
Now let’s look at them…
•As Rose highlighted, SaaS revenue for Q2 2022 increased 10% to $2.8 million, compared to $2.5 million in Q2 2021.
•SaaS annual recurring revenue, or ARR, for Q2 increased 10% to $13.3 million from $12.2 million in Q2 2021 and increased 2% sequentially from $13.0 million in Q1 2022.
•SaaS revenue for Q2 accounted for 61% of recurring revenue, up from 60% in the prior quarter and 49% in Q2 2021.
•As a percentage of total revenue, SaaS revenue accounted for 54%, unchanged from Q1 2022 and up from 43% in Q2 2021.
•Our SaaS retention rates remain strong with our Gross Retention Rate, or GRR, of 90% at quarter end, and Net Retention Rate, or NRR, of 103% at quarter end.
Moving down the Income Statement, for the second quarter of 2022 gross margin was 75.4%, up from 71.5% in Q1 2022 and 73.6% for Q2 2021. The improvement in gross margin was due to our continued shift from on-premise to the cloud through our SaaS-focused business model. We expect to maintain mid-70 percent gross margins for the balance of 2022.
Moving on to operating expenses and adjusted EBITDA, a non-GAAP measure:
•Our transformation is also focused on rationalizing our cost structures and realizing efficiencies to reduce cash burn.
•Our total operating expenses in the second quarter of 2022 were $7.0 million, down 15% sequentially and 27% year-over-year. It’s important to note that our OPEX for the second quarter of 2022 reflects a one-time, non-cash gain from the reversal of stock-based compensation related to our prior CEO’s departure.
•We anticipate that our normalized OPEX run rate for the third and fourth quarters will be approximately $7 million per quarter. Of course, we will continually look for ways to further optimize our cost profile without sacrificing our ability to execute our growth strategy.
•Adjusted EBITDA, a non-GAAP measure, in Q2 2022 was a loss of $(3.1) million, an improvement compared to a loss of $(4.1) million in Q1 2022 and loss of $(4.5) million in Q2 2021. A reconciliation of adjusted EBITDA to net loss, a GAAP measure, is included in our earnings releases for the respective periods.
•Net loss in Q2 2022 totaled $(2.6) million, or $(0.15) loss per basic and diluted share. This compares to net loss of $(4.6) million, or $(0.26) loss per basic and diluted share, for Q1 2022 and net loss of $(4.3) million, or $(0.24) loss per basic share and $(0.30) loss per diluted share, in Q2 2021.

Shifting gears to the balance sheet.
•At quarter end we had $6.4 million of cash and cash equivalents and no debt, which is in line with our internal plan. The sequential decrease in cash reflects the repayment of the $5 million we borrowed on our line of credit.
•As Rose mentioned, net cash used in operating activities improved to $3.7 million, compared to $4.9 million in Q1 2022 and $6.1 million in Q2 2021. We expect a significant reduction in net cash used in operating activities in the second half of 2022.
•We continue to believe that our cash position and available liquidity resources provide sufficient runway to execute our SaaS growth transformation strategy and achieve cash flow profitability.
That concludes my prepared remarks. I’ll turn it back over to Rose to discuss our strategy, key partnerships, and outlook.
Rose?
Rose Bentley – President and CEO
Thanks, Tom.
Qumu’s improving financial performance and strong SaaS key performance indicators reflect the increasing success and momentum of our partner-led sales strategy and our current customers growing their investment with Qumu as their trusted provider of both live and asynchronous video content.
For context, in Q2 we added new customers at twice the rate of Q1. Additionally, more than 80% of our new bookings in the first half of 2022 were sourced or influenced by our partners, of which only one did not include Qumu’s cloud solution. In Q2, we won a multinational specialty chemical company and a global professional services firm – both of which are ranked in the Global Future 2000.
Another noteworthy customer win in Q2 was with Proprep, a UK-based leading provider of high quality, customized learning resources. Proprep is doing important work to support STEM students and educators and to enhance the already proven value of video as an educational tool.
Qumu’s video engagement platform enables Proprep to ingest, tag, and sort video content at scale. Videos are easily searchable with the degree of flexibility students need to customize study materials based on the institution they attend as well as the courses they are taking. Online learning has increasingly been in the spotlight over the last two years, and we are thrilled to be working with Proprep to help make it more accessible and effective.
The last Q2 customer win I’d like to highlight is a top-20 ranked health insurance provider and included a 3-year commitment based on our capability to deliver a best in breed customer experience, and our ability to leverage our partner ecosystem.
As one of the U.S.’s largest integrated healthcare companies, this customer's requirements were complex. Through collaboration with our partners — Kollective for network stabilization, and Socialive for video production — Qumu was uniquely qualified to meet virtually all the healthcare providers’ extensive requirements for its new enterprise video solution. We were able to successfully meet the customers’ needs without incurring the capital expense or time required to build out these capabilities in-house.
Overall, our growing partner ecosystem gives us the opportunity to deliver more value to our future and current customers by providing them with the end-to-end solution they require to deliver against their video needs. Our continued investment in our partner-led strategy keeps our customers at the heart of all that we do, in every decision that we make, and on a path to leverage the best in breed video solution at scale.
Simply put, our partner network is letting us compete for, and win, opportunities that we could not pursue on our own.
Our partnership with GovSmart, which we formed late last year, broadcasts Qumu’s enterprise video capabilities to hundreds of government agencies. As we move through the federal government buying season, we are excited to continue to expand our footprint in the sector with a partner that truly cares about their customers and understands their unique needs. Although we’re only five weeks into the third quarter, we’ve already secured a new deal with a unit of the Department of Defense and have received additional RFPs as well. For GovSmart’s customers, our ability to provide reliable and secure video communications, solve complex behind-the-scenes network issues, consistently deliver a high-quality experience, and provide insights to improve engagement and effectiveness is compelling and differentiating.

And these capabilities are equally compelling in other markets with complex needs and stringent security or regulatory requirements. That’s why our new partner AT&T recently turned to Qumu to help a major financial services enterprise address challenges it was encountering when hosting simultaneous live meetings across its business. I recently met with several of their senior executives to discuss ways to further extend the partnership across more of AT&T’s verticals and markets. We’re working closely with their team to build pipeline and believe we are well positioned to close on several deals by year end.
It’s not just large enterprises like AT&T or GovSmart that recognize the power of Qumu’s cloud-based video platform. During Q2, Wainhouse Research positioned Qumu in the top right quadrant of its newly revised vendor landscape for behind-the-firewall streaming solutions. This is the seventh time Qumu has placed in the top-right quadrant for the enterprise video landscape. AT&T and other Global 2000 organizations trust Qumu for their video communications and achieving their business goals at scale.
In fact, over the last 12 months, our customers have added 51% more authorized users to our platform, and we have seen an increase of asynchronous video views go up by over 30%. The growing investment from our enterprise customers is exemplified by our average annual contract value, or ACV, increasing by 474% year-over-year for the first half of 2022. Triple digit growth in the contract size of our new customers demonstrates our ability to deliver deeper value through additional use cases when we acquire new customers. Furthermore, this substantial growth helps to expand our footprint and create additional value realization for our new customers. In parity with this, our SaaS ACV for the first half of 2022 increased 359% compared to the same year-ago period, demonstrating growth in our cloud, on-prem, and hybrid customer contracts.
The growth momentum in enterprise video use corresponds with how organizations increasingly operate with end users working from anywhere, on any device, at any time and connecting to corporate resources in internet-accessible cloud platforms. Companies globally continue to be challenged by the pandemic, constrained labor, and global shortages of raw materials. It has become even more critical for them to rethink and reprioritize how they engage with their employees, customers, and partners, making video a critical tool in their tech stack. It is the cornerstone of digital transformation for the enterprise.
Our organizational theme entering 2022 was ‘execution.’ The progress we’ve made and the results we’ve delivered in the first half of 2022 validate that we’re executing on our strategy and building momentum. Remote work -- whether it be fully remote or hybrid -- is here to stay, which bodes well for continued demand for enterprise video capabilities. Our ability to win new business at an accelerating clip validates that our product is needed and enterprise capable.
Our partner ecosystem is proving to be a compelling differentiator. And our SaaS transformation is working, validated by our improving KPIs, robust gross margins, and reduced cash burn.
In summary, Qumu’s transformation is well underway. Our investments in 2021 are yielding strong returns in 2022. Our business is optimized and now hitting its stride. Our plan is supported by a solid cash position and available resources that provide sufficient runway to execute our growth strategy.
We entered the third quarter with a record pipeline of opportunities that we are converting at an escalating pace. Our partner-led sales strategy is gaining momentum and creating repeatable sales motions that give us confidence in our ability to secure a record number of new logos.
Going forward, we continue to expect our SaaS recurring revenue as a percentage of our total recurring revenue to be at least 65% by the end of 2022 and 75% by the end of 2023. We continue to expect to crossover to cash flow breakeven during 2023. The leadership and board remain confident that Qumu will emerge as a subscription-driven growth company operating at scale, benefiting from high-margin recurring revenues, sustainable and growing cash flow and adjusted EBITDA and net income profitability.
We will now take your questions. Chris, please provide the appropriate instructions.
Operator
[Q&A session]
Thank you. At this time, this concludes the company’s question-and-answer session. If your question was not taken, please contact Qumu's IR team at QUMU@gatewayir.com.
I would now like to turn the call back over to Ms. Bentley for her closing remarks.
Rose Bentley – President and CEO
Thanks, Chris, and thank you everyone for joining our call this afternoon.

With so much under way at Qumu, I have begun to issue periodic updates on our social channels to highlight our company’s operational progress and milestones. Please follow Qumu’s LinkedIn or Twitter to automatically receive the updates. I look forward to sharing more about our ongoing transformation in the weeks and months ahead!

Forward-Looking Statements
This communication contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements.
Such forward-looking statements include, for example, statements about: the success of go-to-market strategies or the other initiatives in the company’s strategic plan, the company's ability to continue as a going concern, the expected use and adoption of video in the enterprise, the ability to obtain additional capital as needed, the ability to attract and retain necessary personnel, the impact of COVID-19 on the use and adoption of video in the enterprise, the company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue, or the demand for the company’s products or software. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include the risk factors described in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, and other factors set forth in the company’s filings with the Securities and Exchange Commission.